Exhibit 10.14

Execution Version

CONTRIBUTION AGREEMENT

by and between

ENVIVA, LP

and

ENVIVA WILMINGTON HOLDINGS, LLC

dated

November 25, 2014

CONTRIBUTION AGREEMENT

TABLE OF CONTENTS

i

EXHIBITS

Exhibit A	Definitions
Exhibit B	Form of Interest Conveyance
Exhibit C	Approved Southampton Budget
Exhibit D	Form of Biomass Fuel Supply Confirmation
Exhibit E	Form of Terminal Services Agreement

DISCLOSURE SCHEDULES

Schedule 2.4	Transferor Approvals and Consents
Schedule 3.8	Owned Real Property

CONTRIBUTION AGREEMENT

TABLE OF CONTENTS

ii

CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT (including the exhibits and schedules hereto, each as amended or restated from time to time, this “Agreement”), dated as of November 25, 2014 (the “Execution Date”), is by and between Enviva, LP, a Delaware limited partnership (“Transferor”), and Enviva Wilmington Holdings, LLC, a Delaware limited liability company (“Transferee”). Transferor and Transferee are collectively referred to as the “Parties” and individually as a “Party.” Hancock Member (as defined herein) joins this Agreement for purposes of Section 4.6.

RECITALS

WHEREAS, as of the Execution Date, Transferor owns 100% of the issued and outstanding limited liability company interests (the “Contributed Interests”) in Enviva Pellets Southampton, LLC, a Delaware limited liability company (“Southampton”), which owns a wood pellet biomass production plant located in Southampton County, Virginia, capable of producing approximately 500,000 MT of industrial wood pellet biomass per year (the “Southampton Plant”);

WHEREAS, pursuant to the First Amended and Restated Limited Liability Company Agreement of Transferee dated as of the Execution Date (as amended from time to time, the “LLC Agreement”) and made and entered into by Hancock Member and Enviva Member (each as defined herein), Enviva Member shall contribute (or cause to be contributed) to Transferee, and Transferee shall accept, in full or partial satisfaction (as applicable) of Enviva Member’s Remaining Commitment Amount (as defined in the LLC Agreement) all right, title and interest in and to the Contributed Interests in exchange for Class B Units (as defined in the LLC Agreement), all on the terms and subject to the satisfaction of the conditions set forth in this Agreement and the LLC Agreement; and

WHEREAS, on the terms and subject to the satisfaction of the conditions set forth in this Agreement, the Parties desire that, at the Closing (as defined herein), Transferor contribute (or cause to be contributed, on behalf of Enviva Member) the Contributed Interests to Transferee and, in exchange therefor, Transferee issue to Enviva Member Class B Units in accordance with this Agreement and the LLC Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Parties agree as follows:

AGREEMENTS

ARTICLE I

DEFINITIONS AND RULES OF CONSTRUCTION

Section 1.1 Definitions. In addition to the terms defined in the body of this Agreement, capitalized terms used herein will have the meanings given to them in Exhibit A. Capitalized terms defined in the body of this Agreement are listed in Exhibit A with reference to the location of the definitions of such terms in the body of this Agreement.

CONTRIBUTION AGREEMENT

Section 1.2 Rules of Construction. All article, section, schedule and exhibit references used in this Agreement are to articles, sections, schedules and exhibits of and to this Agreement unless otherwise specified. The schedules and exhibits attached to this Agreement constitute a part of this Agreement and are incorporated herein for all purposes.

(b) If a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb). Terms defined in the singular have the corresponding meanings in the plural, and vice versa. Unless the context of this Agreement clearly requires otherwise, words importing the masculine gender shall include the feminine and neuter genders and vice versa. The term “includes” or “including” shall mean “including without limitation.” The words “hereof,” “hereto,” “hereby,” “herein,” “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular section or article in which such words appear. The phrase “ordinary course of business” shall mean, with respect to a particular Person, the ordinary course of business of such Person consistent with past practice in all material respects.

(c) The Parties acknowledge that each Party and its attorneys have reviewed this Agreement and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting Party, or any similar rule operating against the drafter of an agreement, shall not be applicable to the construction or interpretation of this Agreement.

(d) The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

(e) All references to currency and “$” herein shall be to, and all payments required hereunder shall be paid in, United States dollars.

(f) All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

ARTICLE II

CLOSING AND RELATED MATTERS

Section 2.1 Contribution of Contributed Interests. Subject to the express terms and conditions hereof, at the Closing, Transferor shall contribute, convey, assign, transfer, and deliver the Contributed Interests (or cause the Contributed Interests to be contributed, conveyed, assigned, transferred, and delivered) to Transferee and Transferee shall acquire and accept the Contributed Interests, in exchange for 104,000,000 Class B Units issued to Enviva Member, in full or partial satisfaction (as applicable) of Enviva Member’s Remaining Commitment Amount. Notwithstanding anything to the contrary in the foregoing, the Parties acknowledge and agree that such transfer shall be booked as though Transferor distributed in a tax-free transaction the

CONTRIBUTION AGREEMENT

Contributed Interests up its chain of ownership to Enviva Holdings, LP which then contributed in a tax-free transaction the Contributed Interests to Enviva Member and then Enviva Member contributed in a tax-free transaction the Contributed Interests to the Company as a Capital Contribution (as defined in the LLC Agreement).

Section 2.2 Closing. Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated by this Agreement (the “Closing”) will take place at 10:00 a.m. local time at the offices of Vinson & Elkins L.L.P., 666 Fifth Avenue, 26th Floor, New York, New York 10103, on the third (3rd) Business Day following the satisfaction or waiver of the last condition in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) to be satisfied or waived, or at such other time and place as the Parties mutually agree (the “Closing Date”).

Section 2.3 Deliveries at Closing.

(a) By Transferor. Subject to the terms and conditions of this Agreement, at the Closing, Transferor shall deliver to Transferee each of the following items:

(i) a certificate, dated as of the Closing Date, duly executed by a Responsible Officer of Transferor, certifying that the conditions set forth in Section 6.1(b) and Section 6.1(c) have been satisfied;

(ii) a duly executed counterpart to the instrument of transfer with respect to the transfer of the Contributed Interests to Transferee in substantially the form attached hereto as Exhibit B (the “Interest Conveyance”);

(iii) a copy of the Southampton Confirmation, duly executed by Transferor (or one of its Affiliates);

(iv) a copy of the Chesapeake Terminal Services Agreement, duly executed by Enviva Port of Chesapeake, LLC; and

(v) the FIRPTA Certificate.

(b) By Transferee. Subject to the terms and conditions of this Agreement, at the Closing, Transferee shall deliver each of the following items:

(i) to Transferor, a certificate, dated as of the Closing Date, duly executed by a Responsible Officer of the Operator (as defined in the LLC Agreement) certifying that the conditions set forth in Section 6.2(a) and Section 6.2(b) have been satisfied;

(ii) to Enviva Member, 104,000,000 Class B Units issued in book entry form;

CONTRIBUTION AGREEMENT

(iii) to Enviva Member, a duly executed counterpart to the Interest Conveyance with respect to the acceptance of the Contributed Interests by Transferee;

(iv) to Transferor, a copy of the Southampton Confirmation, duly executed by Transferee; and

(v) to Enviva Port of Chesapeake, LLC, a copy of the Chesapeake Terminal Services Agreement, duly executed by Transferee.

ARTICLE III

REPRESENTATIONS AND WARRANTIES REGARDING TRANSFEROR AND

SOUTHAMPTON

Transferor hereby represents and warrants to Transferee as follows, except as otherwise described in the Disclosure Schedule to any representation or warranty in this Article III:

Section 3.1 Organization.

(a) Transferor is a limited partnership duly formed, validly existing and in good standing under the Laws of the State of Delaware. Transferor has all requisite limited partnership power and authority to execute and deliver this Agreement and the other Contribution Documents to which it is a party and to perform its obligations under and consummate the transactions contemplated by this Agreement and such other Contribution Documents.

(b) Southampton is a limited liability company duly formed, validly existing, and in good standing under the Laws of the State of Delaware. Southampton has all requisite limited liability company power and authority to carry on its business as now being conducted. Southampton is duly qualified or licensed to do business in each jurisdiction in which the ownership or operation of the Southampton Plant makes such qualification or licensing necessary, except in any jurisdiction where the failure to be so duly qualified or licensed would not reasonably be expected to result in a Material Adverse Effect.

CONTRIBUTION AGREEMENT

Section 3.2 Authority; Enforceability. The execution and delivery by Transferor of this Agreement and the performance by Transferor of its obligations hereunder have been and, as of Closing, the execution and delivery by Transferor of the other Contribution Documents to which it is a party and the performance of its obligations thereunder will have been duly and validly authorized by all necessary limited partnership action. This Agreement has been, and as of Closing such other Contribution Documents will have been, duly and validly executed and delivered by Transferor. This Agreement constitutes, and as of the Closing such other Contribution Documents will constitute, the legal, valid, and binding obligations of Transferor enforceable against Transferor in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, arrangement, moratorium, or other similar Laws relating to or affecting the rights of creditors generally, or by general equitable principles.

Section 3.3 Title to Contributed Interests. Transferor owns, holds of record and is the beneficial owner of the Contributed Interests free and clear of all Liens and restrictions on transfer other than (a) those arising pursuant to (i) this Agreement, (ii) Southampton’s Organizational Documents, (iii) the Credit Facilities (which Liens shall be released or terminated as of Closing), or (iv) applicable securities Laws, or (b) Liens for Taxes not yet due or delinquent or being contested in good faith.

Section 3.4 No Conflict; Consents and Approvals. The execution and delivery by Transferor of this Agreement and the other Contribution Documents to which it is a party and the performance by Transferor of its obligations under this Agreement and such other Contribution Documents do not and will not: (i) violate or result in a breach of the Organizational Documents of Transferor or Southampton; (ii) assuming all required filings, waivers, approvals, consents, authorizations and notices disclosed in Schedule 3.4 (“Transferor Approvals and Consents”) and other notifications provided in the ordinary course of business have been made, obtained or given, (A) violate or result in a default in any material respect under any material Contract to which Transferor or Southampton is a party, (B) violate or result in a breach in any material respect of any Law or Order applicable to Transferor or Southampton, (C) require any Governmental Authorization applicable to Transferor or Southampton the absence of which would reasonably be expected to materially and adversely affect Southampton or the Southampton Plant, or (D) result in the imposition of any Lien (other than Permitted Liens) on the Contributed Interests, other than Liens created by or on behalf of Transferee.

Section 3.5 Legal Proceedings. There are no Legal Proceedings pending or, to the Knowledge of Transferor, threatened against Transferor or Southampton that (a) challenge the validity or enforceability of the obligations of Transferor under this Agreement or the Contribution Documents to which it is a party, (b) seek to prevent or delay the consummation by Transferor of the transactions contemplated herein, or (c) would reasonably be expected to materially and adversely affect Southampton or the Southampton Plant. There is no order, judgment, or decree issued or entered by any Governmental Entity imposed upon Transferor or Southampton that, in any such case, would, individually or in the aggregate, reasonably be expected to materially and adversely affect Southampton or the Southampton Plant.

CONTRIBUTION AGREEMENT

Section 3.6 Ownership. Southampton does not have any subsidiaries or own equity interests in any Person and is not a party to any Contract for the purchase, subscription, allotment, or issue of any unissued interests, units, or other securities (including convertible securities, warrants, or convertible obligations of any nature) of Southampton other than those arising pursuant to Southampton’s Organizational Documents.

Section 3.7 Management Reports; No Undisclosed Liabilities.

(a) Transferee and Hancock Member have been provided with copies of, or access to, the unaudited production reports and balance sheets of Southampton as of and for the 12 months ending December 31, 2013 and as of and for the nine months ending September 30, 2014. Such management reports were prepared on a consistent basis with one another and in a manner (having regard for the purpose for which they were prepared) not inconsistent with GAAP.

(b) Since September 30, 2014, Southampton has operated in the ordinary course of business and has not incurred any obligation or liability of any type (whether accrued, absolute, contingent or otherwise) that would be required under GAAP to be reflected on an audited balance sheet of Southampton, other than any such liabilities or obligations (i) incurred in the ordinary course of business, (ii) reflected or reserved against in the management reports referred to in Section 3.7(a), (iii) that are to be fully satisfied prior to Closing, or (iv) as would not, individually or in the aggregate, reasonably be expected to materially and adversely affect Southampton or the Southampton Plant.

Section 3.8 Real Property. Schedule 3.8 contains a complete list of all of the real property and interests in real property owned in fee by Southampton (including the Southampton Plant). There are no leases, subleases, or licenses of real property to which Southampton is a party or by which it holds a leasehold interest. Southampton has good and marketable title to each real property described therein, free and clear of all Liens other than Permitted Liens and Liens created pursuant to this Agreement.

Section 3.9 Governmental Authorizations; Compliance with Law. Southampton (i) holds all material Governmental Authorizations necessary for the conduct of the Business; (ii) is in compliance in all material respects with all such Governmental Authorizations and applicable Laws and (iii) has not received written notification from any applicable Governmental Entity that it is not in compliance with any applicable Laws.

Section 3.10 Taxes.

(a) Southampton is disregarded from Transferor for U.S. federal, state and local income tax purposes and no election has ever been made under Treasury Regulation Section 301.7701-3 to treat Southampton as any type of entity other than a disregarded entity or a partnership for U.S. federal, state and local income tax purposes;

(b) all Tax Returns that are required to have been filed by or with respect to Southampton have been timely and properly filed with the appropriate Governmental Entity;

CONTRIBUTION AGREEMENT

(c) all Taxes that are required to have been paid by or with respect to Southampton’s operations and Assets, regardless of whether such Taxes were shown on a Tax Return, have been timely and properly paid in full to the appropriate Governmental Entity;

(d) there are no Liens (other than Permitted Liens) on any of the Assets of Southampton that arose in connection with any failure (or alleged failure) to pay any Tax;

(e) Southampton does not have in force any waiver of any statute of limitations in respect of Taxes or any extension of time with respect to a Tax assessment or deficiency; and

(f) there are no pending or active audits or legal proceedings involving Tax matters or, to Transferor’s Knowledge, threatened audits or proposed deficiencies or other Claims for unpaid Taxes of Southampton.

Section 3.11 Disclaimer.

(a) Notwithstanding anything to the contrary herein, Transferor makes no representation or warranty in any provision of this Agreement, the Disclosure Schedules or otherwise, other than those expressly set forth in this Article III.

(b) EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, SOUTHAMPTON AND ITS ASSETS ARE BEING CONTRIBUTED, THROUGH THE CONTRIBUTION OF THE CONTRIBUTED INTERESTS TO TRANSFEREE, “AS IS, WHERE IS, WITH ALL FAULTS” AND TRANSFEROR EXPRESSLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, AS TO THE CONDITION, VALUE OR QUALITY OF SOUTHAMPTON, ITS ASSETS, OR THE PROSPECTS (FINANCIAL OR OTHERWISE), RISKS, AND OTHER INCIDENTS OF SOUTHAMPTON AND ITS ASSETS. THE STATEMENTS AND DISCLAIMERS MADE UNDER THIS SECTION 3.11 EXPRESSLY SURVIVE THE CLOSING DATE.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF TRANSFEREE

Transferee hereby represents and warrants to Transferor as follows:

Section 4.1 Organization. Transferee is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware.

Section 4.2 Authority; Enforceability. Transferee has all requisite limited liability company power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Transferee and the performance of its obligations have been duly and validly authorized by Transferee. This Agreement constitutes the valid and binding obligations of Transferee, enforceable against Transferee in accordance with its terms, except as

CONTRIBUTION AGREEMENT

enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other Laws relating to or affecting creditors’ rights generally or by equitable principles (regardless of whether enforcement is sought at law or in equity).

Section 4.3 No Conflicts; Consents and Approvals. The execution and delivery by Transferee of this Agreement and the performance by Transferee of its obligations hereunder and the consummation by Transferee of the transactions contemplated by this Agreement do not: (a) violate or result in a breach of the Organizational Documents of Transferee, (b) violate or result in a breach or default under any material Contract to which Transferee is a party, except for any such violation or default which would not reasonably be expected to result in a material adverse effect on Transferee’s ability to consummate the transactions contemplated by this Agreement; (c) violate or result in a breach of any Law or Order applicable to Transferee, except as would not reasonably be expected to result in a material adverse effect on Transferee’s ability to consummate the transactions contemplated by this Agreement or (d) require any Governmental Authorization, other than in each case any such consent or approval which, if not made or obtained, would not reasonably be expected to result in a material adverse effect on Transferee’s ability to consummate the transactions contemplated by this Agreement.

Section 4.4 Legal Proceedings. There are no Legal Proceedings pending or, to the Knowledge of Transferee, threatened against Transferee that (a) challenge the validity or enforceability of the obligations of Transferee under this Agreement or (b) seek to prevent or delay the consummation by Transferee of the transactions contemplated herein.

Section 4.5 Investment Representation. Transferee is an “accredited investor” as such term is defined in Rule 501 promulgated under the Securities Act of 1933, as amended. Transferee is acquiring the Contributed Interests for its own account with the present intention of holding the Contributed Interests for investment purposes and not with a view to, or for sale in connection with, any distribution. Transferee has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Contributed Interests to be acquired hereby. Transferee acknowledges that the Contributed Interests have not been registered under applicable federal and state securities Laws and that the Contributed Interests may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of unless such transfer, sale, assignment, pledge, hypothecation or other disposition is registered under applicable federal and state securities Laws or is made pursuant to an exemption from registration under any federal or state securities Laws.

Section 4.6 Independent Investigation; Waiver of Other Representations.

(a) EACH OF TRANSFEREE AND HANCOCK MEMBER HEREBY ACKNOWLEDGES THAT (I) IT HAS MADE ITS OWN INDEPENDENT EXAMINATION, INVESTIGATION, ANALYSIS, AND EVALUATION OF THE BUSINESS, OPERATIONS, ASSETS, LIABILITIES, RESULTS OF OPERATIONS, FINANCIAL CONDITION, TECHNOLOGY, AND PROSPECTS OF SOUTHAMPTON; (II) IT HAS BEEN PROVIDED ACCESS TO PERSONNEL, PROPERTIES, PREMISES AND RECORDS OF SOUTHAMPTON, FOR SUCH PURPOSE AND HAS RECEIVED AND REVIEWED SUCH INFORMATION AND HAS HAD A REASONABLE

CONTRIBUTION AGREEMENT

OPPORTUNITY TO ASK QUESTIONS OF AND RECEIVE ANSWERS RELATING TO SUCH MATTERS AS IT DEEMED NECESSARY OR APPROPRIATE TO CONSUMMATE THE TRANSACTIONS CONTEMPLATED HEREIN; (III) IT HAS SUCH KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT IT IS CAPABLE OF EVALUATING THE MERITS AND RISKS OF THE SOUTHAMPTON PLANT, AND AN INVESTMENT IN THE CONTRIBUTED INTERESTS; AND (IV) TRANSFEROR HAS DELIVERED OR MADE AVAILABLE TO TRANSFEREE AND HANCOCK MEMBER OR THEIR RESPECTIVE ADVISORS ALL INFORMATION WHICH TRANSFEREE AND HANCOCK MEMBER OR SUCH ADVISORS HAVE REQUESTED FOR THE PURPOSE OF DECIDING WHETHER OR NOT TO ENTER INTO THIS AGREEMENT AND THE OTHER CONTRIBUTION DOCUMENTS.

(b) IN ENTERING INTO THIS AGREEMENT, EACH OF TRANSFEREE AND HANCOCK MEMBER HAS RELIED UPON, AMONG OTHER THINGS, ITS OWN DUE DILIGENCE INVESTIGATION AND ANALYSIS OF SOUTHAMPTON. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EACH OF TRANSFEREE AND HANCOCK MEMBER:

(i) ACKNOWLEDGES AND AGREES THAT IT HAS NOT BEEN INDUCED BY AND HAS NOT RELIED UPON ANY REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS OR IMPLIED, MADE BY TRANSFEROR OR ANY OF ITS REPRESENTATIVES THAT ARE NOT EXPRESSLY SET FORTH IN ARTICLE III (SUBJECT TO THE LIMITATIONS SET FORTH IN SECTION 3.11), WHETHER OR NOT SUCH REPRESENTATIONS, WARRANTIES, OR STATEMENTS WERE MADE IN WRITING OR ORALLY;

(ii) ACKNOWLEDGES AND AGREES THAT, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, (A) TRANSFEREE IS ACQUIRING SOUTHAMPTON AND ITS ASSETS ON AN “AS IS, WHERE IS, WITH ALL FAULTS” BASIS AND (B) TRANSFEROR EXPRESSLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, AS TO THE CONDITION, VALUE OR QUALITY OF SOUTHAMPTON AND ITS ASSETS OR THE PROSPECTS (FINANCIAL OR OTHERWISE), RISKS AND OTHER INCIDENTS OF SOUTHAMPTON AND ITS ASSETS;

(iii) ACKNOWLEDGES AND AGREES THAT THE CONSIDERATION FOR THE CONTRIBUTED INTERESTS HAS BEEN SPECIFICALLY NEGOTIATED AND ADJUSTED TO TAKE INTO ACCOUNT THE AS-IS, WHERE-IS, WITH ALL FAULTS NATURE OF THIS INVESTMENT AND THE DISCLAIMERS AND WAIVER OF REPRESENTATIONS AND WARRANTIES OF TRANSFEROR AS STATED HEREIN;

(iv) ACKNOWLEDGES AND AGREES THAT, EXCEPT TO THE EXTENT EXPRESSLY SET FORTH IN THE REPRESENTATIONS AND

CONTRIBUTION AGREEMENT

WARRANTIES SET FORTH IN ARTICLE III, NEITHER TRANSFEROR NOR ANY OF ITS REPRESENTATIVES MAKES OR HAS MADE ANY REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO THE ACCURACY OR COMPLETENESS OF ANY OF THE INFORMATION PROVIDED OR MADE AVAILABLE TO TRANSFEREE, HANCOCK MEMBER, OR THEIR RESPECTIVE REPRESENTATIVES, INCLUDING ANY INFORMATION, DOCUMENT, OR MATERIAL PROVIDED OR MADE AVAILABLE, OR STATEMENTS MADE, TO TRANSFEREE, HANCOCK MEMBER, OR THEIR RESPECTIVE REPRESENTATIVES DURING SITE OR OFFICE VISITS, IN ANY “DATA ROOMS” (INCLUDING INTERNET-BASED DATA ROOMS), MANAGEMENT PRESENTATIONS OR SUPPLEMENTAL DUE DILIGENCE INFORMATION PROVIDED TO TRANSFEREE, HANCOCK MEMBER, OR THEIR RESPECTIVE REPRESENTATIVES IN CONNECTION WITH DISCUSSIONS OR ACCESS TO MANAGEMENT OF SOUTHAMPTON OR IN ANY OTHER FORM IN EXPECTATION OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT (COLLECTIVELY, THE “DUE DILIGENCE INFORMATION”), AND

(v) ACKNOWLEDGES AND AGREES THAT (X) THE DUE DILIGENCE INFORMATION INCLUDES CERTAIN PROJECTIONS, ESTIMATES AND OTHER FORECASTS, AND CERTAIN BUDGETS AND BUSINESS PLAN INFORMATION, (Y) THERE ARE UNCERTAINTIES INHERENT IN ATTEMPTING TO MAKE SUCH PROJECTIONS, ESTIMATES AND OTHER FORECASTS AND PLANS AND IT IS FAMILIAR WITH SUCH UNCERTAINTIES, AND (Z) IT IS TAKING FULL RESPONSIBILITY FOR MAKING ITS OWN EVALUATIONS OF THE ADEQUACY AND ACCURACY OF ALL PROJECTIONS, ESTIMATES AND OTHER FORECASTS, BUDGETS AND PLANS SO FURNISHED TO IT AND ANY USE OF OR RELIANCE BY IT ON SUCH PROJECTIONS, ESTIMATES AND OTHER FORECASTS, BUDGETS AND PLANS SHALL BE AT ITS SOLE RISK.

THE STATEMENTS AND DISCLAIMERS MADE UNDER THIS SECTION 4.6 EXPRESSLY SURVIVE THE CLOSING DATE.

ARTICLE V

COVENANTS AND OTHER AGREEMENTS

Section 5.1 Conduct of Business. From the Execution Date through the earlier of the termination of this Agreement pursuant to Article VIII and the Closing, except as permitted or required by the other terms of this Agreement, required by Law or any material Contract to which Southampton is a party, or consented to or approved in writing by Hancock Member (acting on behalf of Transferee in accordance with the LLC Agreement), which consent or approval will not be unreasonably withheld or delayed, Transferor shall cause Southampton to conduct its business in the ordinary course of business. Without limiting the foregoing, without the consent or approval of Hancock Member (acting on behalf of Transferee in accordance with the LLC Agreement), which consent or approval will not be unreasonably withheld or delayed, except as required by any Law or material Contract to which Southampton is a party,

CONTRIBUTION AGREEMENT

contemplated by the budget attached as Exhibit C, or otherwise permitted or required by the other terms of this Agreement, Southampton shall not:

(a) amend its Organizational Documents;

(b) repurchase, redeem or otherwise acquire any equity interests from its equity holders or former equity holders;

(c) issue, grant or sell any equity interests (or options or warrants) or any other securities or obligations convertible into or exchangeable for any of its equity interests;

(d) mortgage, pledge or subject to any Lien (other than a Permitted Lien) any of its material Assets or properties;

(e) acquire by merger, consolidation or otherwise any material Assets or business of any corporation, partnership, association or other business organization or division thereof;

(f) change in any material respect its accounting practices or principles except as required by GAAP; or

(g) take any action or steps that could result in Southampton being treated as any type of entity other than a disregarded entity or partnership for Tax purposes, as described in Treasury Regulations Section 301.7701-3 (or any corresponding or similar provision of state or local Tax Law) through the Closing Date.

(h) agree to do any of the foregoing.

Section 5.2 Commercially Reasonable Efforts. Subject to the terms and conditions of this Agreement, each of Transferee and Transferor shall use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable to consummate the transactions contemplated by this Agreement and to ensure the satisfaction of its conditions to Closing set forth herein.

Section 5.3 Tax Matters.

(a) Transfer Taxes (if any) that may be due and payable in connection with the transactions contemplated by this Agreement shall be treated as an expense of Transferor.

(b) The Parties agree that Southampton and its Assets have an aggregate fair market value of an amount equal to $104,000,000. Such amount shall be the initial Book Value credited to Enviva Member’s Capital Account (as defined in the LLC Agreement) in accordance therewith. The Parties agree that, for federal and applicable state and local Tax purposes, any difference between the initial Book Values of the Assets and their tax basis will be accounted for using the “traditional method” under Treasury Regulation Section 1.704-3(b) and similar provisions of applicable state or local law, unless otherwise agreed by Transferor and Transferee.

CONTRIBUTION AGREEMENT

(c) In the case of any taxable period that includes, but does not end on, the Closing Date (a “Straddle Period”), the amount of any property or ad valorem Taxes based on Southampton’s property for such Straddle Period shall be deemed to be the amount of such Tax for such entire Straddle Period multiplied by a fraction, the numerator of which shall be the number of days in the taxable period ending on the Closing Date and the denominator of which shall be the total number of days in such Straddle Period and the amount of any other Taxes of Southampton for a Straddle Period that relate to the portion of the taxable period through the end of the Closing Date shall be determined based on an interim closing of the books as of the close of business on the Closing Date.

(d) Transferor shall prepare (or cause to be prepared) and file (or cause to be filed) all Tax Returns for Southampton for all periods ending on or prior to the Closing Date that are filed after the Closing Date and Transferee shall prepare all Straddle Period Tax Returns. To the extent required or permitted by applicable Law, Transferor and Transferee shall each include any income, gain, loss, deduction or other Tax items for such periods on its Tax Returns in a manner consistent with the manner in which Transferor included such items for such periods.

(e) If any Governmental Entity issues to any of Transferor, Transferor’s Affiliates, or Transferee a notice of deficiency or any other type of proposed adjustment of Taxes of Southampton or with respect to Southampton’s operations or Assets that could give rise to a claim for indemnification under Section 7.2(a) (a “Tax Contest”), the party receiving such notice shall notify the other within fifteen (15) Business Days of receipt of the notice of deficiency or other proposed adjustment, provided that failure to give such notification shall not affect the indemnification provided pursuant to Section 7.2(a) except to the extent the Transferee shall have been materially prejudiced as a result of such failure. Provided that Transferor notifies Transferee of its intent to control such Tax Contest within fifteen (15) Business Days after receipt of notification from Transferee or delivery of notification to Transferee as set forth in the immediately preceding sentence, Transferor will have the right, at its expense, to control the defense of such Tax Contest. With respect to any Tax Contest for which Transferor exercises its right to control, Transferor shall (i) notify Transferee of significant developments with respect to such Tax Contest and keep Transferee reasonably informed and consult with Transferee as to the resolution of any issue that would materially affect Transferee and (ii) give Transferee a copy of any Tax adjustment proposed in writing with respect to such Tax Contest and copies of any other written correspondence with the relevant Governmental Entity relating to such Tax Contest. Notwithstanding anything to the contrary in this Agreement, (i) the provisions in this Section 5.3(e) shall apply to any Tax Contest and the procedures in Section 7.3(b) shall not be applicable to a Tax Contest and (ii) in no event shall Transferor have the right or be permitted to control any portion of any Tax Contest that will affect any Tax Returns filed or Taxes paid by Hancock Member.

Section 5.4 Updating. From time to time prior to the Closing, Transferor may at its option supplement or amend and deliver updates to (or add Schedules to) the Disclosure Schedules as necessary to complete or correct any information in such Schedules or in any representation or warranty in Article III. Any such update made pursuant to this Section 5.4

CONTRIBUTION AGREEMENT

shall be disregarded for purposes of determining whether the condition set forth in Section 6.1(c) has been satisfied. However, if the Closing occurs, any such update made pursuant to this Section 5.4 shall be deemed to cure any inaccuracy of any representation or warranty made in this Agreement.

Section 5.5 Excluded Liabilities. Transferee shall not assume by virtue of this Agreement or any other Contribution Document, or the transactions contemplated hereby or thereby, or otherwise, and shall have no liability whatsoever for, any Excluded Liabilities.

Section 5.6 Net Working Capital. Transferor shall cause Southampton’s current assets to exceed its current liabilities as of the Closing (determined in a manner consistent with the preparation of the management reports referred to in Section 3.7) by a net amount equal to $3,000,000.

ARTICLE VI

CONDITIONS TO CLOSING

Section 6.1 Transferee’s Closing Conditions. Transferee’s obligation to consummate the transactions contemplated by this Agreement are subject to the satisfaction (or to the extent permitted by applicable Laws, waiver by Transferee, with Member Approval in accordance with the LLC Agreement), at or prior to the Closing, of each of the following conditions:

(a) Transferor shall have reached mutually satisfactory arrangements with the applicable lender(s) under the Credit Facilities for (i) releases or terminations (satisfactory to such lender(s) and reasonably satisfactory to Transferee and Transferor) of all Liens existing on the Contributed Interests, the Southampton Plant, and any other collateral pledged or guaranties by Southampton in connection with the Credit Facilities and (ii) to the extent required under the Credit Facilities, any other consents or waivers to the applicable Enviva Affiliates’ entry into and performance of each of the Contribution Documents and the consummation of the transactions contemplated hereby and thereby.

(b) Transferor shall have performed and complied with all the covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

(c) The representations and warranties (other than the Fundamental Representations of Transferor) made by Transferor in Article III (without giving effect to any materiality or Material Adverse Effect qualifiers contained therein) shall be true and correct on and as of the Execution Date and on and as of the Closing Date as though made on and as of the Closing Date (other than those representations and warranties that speak to an earlier date, which representations and warranties shall be true and correct as of such earlier date), except to the extent the failure of such representations and warranties to be so true and correct would not, in the aggregate, have a Material Adverse Effect. The Fundamental Representations made by Transferor in Article III shall be true and correct on and as of the Execution Date and on and as of the Closing Date as though made on and as of the Closing

CONTRIBUTION AGREEMENT

Date (other than those representations and warranties that speak to an earlier date, which representations and warranties shall be true and correct as of such earlier date). For purposes of determining whether the condition in this Section 6.1(c) has been satisfied, any breach of a representation or warranty arising from any Person’s compliance with the express terms of this Agreement shall be disregarded.

(d) Since the Execution Date, there shall have been no event, change, occurrence, development or set of circumstances or facts that, individually or in the aggregate, have had a Material Adverse Effect, and no event, change, occurrence, development or set of circumstances or facts shall have occurred that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

(e) There shall not be any action or proceeding before any Governmental Entity with respect to which an unfavorable judgment, order, decree or ruling would prohibit the consummation of the transactions contemplated by this Agreement or declare the consummation of the transactions unlawful or require the consummation of the transactions to be rescinded.

(f) Transferor shall have obtained, and delivered to Transferee copies of, each of the Transferor Approvals and Consents, each of which shall be in full force and effect and shall be free from any term, condition, restriction, or imposed liability with respect to Transferee, Southampton, or the Southampton Plant.

(g) Transferee shall have received a certificate, issued pursuant to Treasury Regulations Section 1.1445-2(b) and signed and properly executed by Enviva Holdings, LP (the “FIRPTA Certificate”), stating that Southampton is a disregarded entity and that Enviva Holdings, LP, its sole owner for purposes of Treasury Regulation Section 1.1445-2(b)(2)(iii), is not a foreign person within the meaning of Code Section 1445.

Section 6.2 Transferor’s Closing Conditions. The obligation of Transferor to consummate the transactions contemplated by this Agreement are subject to the satisfaction (or to the extent permitted by applicable Laws, waiver by Transferor), at or prior to the Closing, of each of the following conditions:

(a) Transferee shall have performed and complied with all the covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

(b) The representations and warranties in Article IV shall be true and correct on and as of the Closing Date as if remade thereon (except in each case to the extent such representations and warranties speak to an earlier date, in which case as of such earlier date). For purposes of determining whether the condition in this Section 6.2(b) has been satisfied, any breach of representation or warranty arising from any Person’s compliance with the express terms of this Agreement shall be disregarded.

CONTRIBUTION AGREEMENT

(c) There shall not be any action or proceeding before any Governmental Entity with respect to which an unfavorable judgment, order, decree or ruling would prohibit the consummation of the transactions contemplated by this Agreement or declare the consummation of the transactions unlawful or require the consummation of the transactions to be rescinded.

ARTICLE VII

INDEMNIFICATION

Section 7.1 Survival. The representations and warranties of the Parties contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive for a period of six (6) months following the Closing, except that:

(a) the representations and warranties contained in Section 3.10 (Taxes) shall survive until 30 days following the expiration of the applicable statute of limitations; and

(b) the representations, and warranties contained in Section 3.1 (Organization), Section 3.2 (Authority), Section 3.3 (Title to Contributed Interests), Section 3.6 (Ownership), Section 4.1 (Organization), Section 4.2 (Authority), and Section 4.6 (Independent Investigation; Waiver of Other Representations and Warranties) (the “Fundamental Representations”) shall survive indefinitely or until the latest date permitted by Law.

Upon the expiration of any representation and warranty pursuant to this Section 7.1, unless written notice of a claim based on such representation and warranty shall have been delivered to the Indemnifying Party prior to such expiration, no claim may be brought based on the breach of such representation and warranty. The covenants made in this Agreement shall survive the Closing and remain operative and in full force and effect indefinitely or until the latest date permitted by Law.

Section 7.2 Indemnification. From and after the Closing, and subject to Sections 7.3 and 7.4:

(a) Transferor shall indemnify, defend and hold harmless Transferee, to the fullest extent permitted by applicable Law, from and against any and all Damages incurred or suffered by Transferee to the extent caused by, resulting from, arising out of, or relating to (x) the breach of any of the representations, warranties, or covenants of Transferor contained herein, provided that such claim for indemnification relating to a breach of a representation or warranty is made prior to the expiration of the survival of such representation or warranty as set forth in Section 7.1, or (y) any Excluded Liabilities, provided that such claim for indemnification is made on or prior to the date that is ninety (90) days after the date on which the applicable statute of limitations expires with respect to the matters covered thereby. For the avoidance of doubt, for purposes of determining whether a breach of any of the representations or warranties has occurred (and the amount of Damages attributable thereto), the Disclosure Schedules shall be deemed amended and supplemented to the extent set forth in Section 5.4.

CONTRIBUTION AGREEMENT

(b) Transferee shall indemnify, defend and hold harmless Transferor, to the fullest extent permitted by applicable Law, from and against all Damages incurred by or suffered by Transferor arising out of or relating to the breach of any of the representations, warranties or covenants of Transferee contained herein, provided that such claim for indemnification relating to a breach of a representation or warranty is made prior to the expiration of the survival of such representation or warranty as set forth in Section 7.1.

Section 7.3 Conduct of Indemnification Proceedings.

(a) Hancock Member (acting on behalf of Transferee in accordance with the LLC Agreement) shall be entitled to seek indemnification from Transferor pursuant to Section 7.2(a) and to initiate and conduct all Legal Proceedings for indemnification asserted by or against Transferee in accordance with this Article VII.

(b) If any Legal Proceeding shall be brought or asserted against Transferee or Transferor and such Party is entitled to indemnity hereunder (the “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of one counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have adversely prejudiced the Indemnifying Party.

(c) An Indemnified Party shall have the right to employ separate counsel in any such Legal Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless: (i) the Indemnifying Party shall have failed promptly to assume the defense of such Legal Proceeding; or (ii) the named parties to any such Legal Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party. The Indemnifying Party shall not be liable for any settlement of any such Legal Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Legal Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Legal Proceeding and does not contain any admission of wrongdoing or illegal conduct.

(d) All reasonable fees and expenses of the Indemnified Party that are Damages for which the Indemnified Party is entitled to indemnification hereunder (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Legal Proceeding in a manner not inconsistent with this Agreement) shall be paid to the Indemnified Party, as incurred, within ten (10) Business Days after written notice thereof to the Indemnifying Party; provided, that the Indemnifying Party may require

CONTRIBUTION AGREEMENT

such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is judicially determined that such Indemnified Party is not entitled to indemnification for such fees and expenses hereunder.

Section 7.4 Limitations.

(a) Neither Transferor nor Transferee shall be entitled to any recovery for any Damages for any breach of a representation or warranty unless and until the total of all such party’s Damages under Section 7.2 exceeds $1,040,000, at which time such party shall be entitled to recover the aggregate amount of all Damages in excess of such threshold; provided, however, that the aggregate liability of each of Transferee, on the one hand, and Transferor, on the other hand, for indemnity under this Article VII shall not exceed $104,000,000. Notwithstanding anything in the foregoing to the contrary, the limitations contemplated by this Section 7.4(a) shall not apply to any claims for fraud or intentional, criminal, or willful misrepresentation or misconduct or for Damages arising out of or relating to the breach of any representation or warranty of Transferor set forth in Section 3.10.

(b) NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, THE PARTIES EXPRESSLY AGREE THAT NEITHER TRANSFEROR NOR TRANSFEREE SHALL HAVE ANY LIABILITY TO ANY PARTY FOR ANY EXEMPLARY, PUNITIVE, INDIRECT, CONSEQUENTIAL, REMOTE, OR SPECULATIVE DAMAGES, SAVE AND EXCEPT SUCH DAMAGES PAYABLE WITH RESPECT TO THIRD PARTY CLAIMS FOR WHICH SUCH INDEMNIFYING PARTY IS OBLIGATED TO PROVIDE INDEMNIFICATION UNDER SECTION 7.2.

(c) Neither Transferor nor Transferee shall be entitled to any recovery for any Damages for breach of any representation or warranty if such Indemnified Party had Knowledge of the breach giving rise to such Damages as of the Execution Date or if the facts or circumstances underlying such breach are disclosed in the Disclosure Schedules to the extent permitted pursuant to Section 5.4.

(d) From and after the Closing, Southampton shall have no liability or obligation to indemnify, save or hold harmless or otherwise pay, reimburse or make any Indemnified Party whole for or on account of any indemnification claim made by any Indemnified Party for any breach of any representation, warranty, covenant, or agreement of Transferor or Transferee, and neither Transferor nor Transferee shall have any right of contribution against Southampton with respect to such matters.

Section 7.5 Exclusive Remedy. The indemnities in Section 7.2 shall survive Closing. The indemnities provided in Section 7.2 and the provisions of Section 9.11 shall, from and after Closing, be the sole and exclusive remedy of Transferee and Transferor against one another and their respective Representatives relating to this Agreement and the transactions contemplated hereby; provided that no limitations set forth in this Article VII shall apply to any claim for Damages arising from actual fraud or criminal acts.

CONTRIBUTION AGREEMENT

ARTICLE VIII

TERMINATION RIGHTS

Section 8.1 Termination Rights. This Agreement may be terminated at any time prior to the Closing (a) by mutual written consent of the Parties or (b) by either Party after March 31, 2015. This Agreement shall terminate automatically effective upon entry by Transferee into a “Qualifying Contract” (as defined in the LLC Agreement) pursuant to the provisions of Section 3.12(b)(i) of the LLC Agreement, if the Closing has not occurred prior thereto.

Section 8.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 8.1, all obligations of the Parties hereto shall terminate, except for the provisions of this Section 8.2, and Section 3.11, Section 4.6, and Article IX; provided further, that nothing herein shall prejudice the ability of the non-breaching Party from seeking damages from any other Party for any knowing and intentional breach of this Agreement prior to termination and otherwise the Parties shall have no liability to each other under or relating to this Agreement.

ARTICLE IX

GENERAL

Section 9.1 Entire Agreement; Successors and Assigns.

(a) Except for the LLC Agreement and the other Transaction Documents (as defined in the LLC Agreement), this Agreement supersedes all prior oral discussions and written agreements among the Parties with respect to the subject matter of this Agreement. This Agreement contains the sole and entire agreement among the Parties hereto with respect to the subject matter hereof.

(b) All of the terms, covenants, representations, warranties and conditions of this Agreement will be binding upon, and inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns.

(c) Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assignable by either Party without the prior written consent of the other Party not to be unreasonably withheld, conditioned, or delayed.

Section 9.2 Amendments and Waivers. All amendments to this Agreement must be in writing and signed by the Parties; provided, however, that Transferee may not execute any such amendment without having obtained Member Approval. A Party may, only by an instrument in writing, waive compliance by the other Party with any term or provision of this Agreement; provided, however, that Transferee may not waive any such compliance by Transferor without Member Approval in each instance. The waiver by any Party of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach. Except as otherwise expressly provided herein, no failure to exercise, delay in exercising, or single or partial exercise of any right, power, or remedy by a Party, and no course of dealing between the Parties, shall constitute a waiver of any such right, power, or remedy.

CONTRIBUTION AGREEMENT

Section 9.3 Notices. Unless otherwise provided herein, all notices, requests, consents, approvals, demands, and other communications to be given hereunder will be in writing and will be deemed given upon (a) confirmed delivery by a reputable overnight carrier or when delivered by hand, addressed to the respective Parties listed below at the following addresses (or such other address for a Party hereto as will be specified by like notice); (b) actual receipt; (c) the expiration of four Business Days after the day when mailed by registered or certified mail (postage prepaid, return receipt requested), addressed to the respective Parties listed below at the following addresses (or such other address for a Party hereto as will be specified by like notice); (d) delivery by facsimile, with receipt confirmed, to a Party, at the facsimile number set forth below (or at such other facsimile number as such Party shall designate by like notice), or (e) delivery by electronic mail to a Party at the electronic mail address set forth below (or at such other address as such Party shall designate by like notice); provided, however, that in the case of any notice delivered by electronic mail, the notifying Party shall send notice by facsimile, hand, courier, or overnight delivery service not later than the following Business Day:

If to Transferor, addressed to:

Enviva, LP

7200 Wisconsin Avenue

Suite 1000

Bethesda, MD 20814

Attn: General Counsel

Facsimile No.: (240) 482-3774

email: william.schmidt@envivabiomass.com

with a copy to, which shall not constitute notice:

Vinson & Elkins L.L.P.

666 Fifth Avenue, 26th Floor

New York, New York 10103

Attn: Caroline Blitzer Phillips

Facsimile No.: (917) 849-5317

email: cphillips@velaw.com

If to Transferee, addressed to:

Enviva Wilmington Holdings, LLC

c/o Enviva Development Holdings, LLC (as Managing Member)

7200 Wisconsin Avenue

Suite 1000

Bethesda, MD 20814

Attn: General Counsel

Facsimile No.: (240) 482 - 3774

email: william.schmidt@envivabiomass.com

CONTRIBUTION AGREEMENT

with a copy, which shall not constitute notice, to:

John Hancock Life Insurance Company (U.S.A.)

John Hancock Life Insurance Company of New York

c/o Hancock Natural Resource Group, Inc.

99 High Street, 26th Floor

Boston, Massachusetts 02110

Attn: Glenn M. Smith, Senior Vice President, Hancock Natural Resource Group, Inc.

Facsimile No. (617) 753-9439

email: gmsmith@hnrg.com

and to:

John Hancock Life Insurance Company (U.S.A.)

John Hancock Life Insurance Company of New York

c/o Hancock Natural Resource Group, Inc.

99 High Street, 26th Floor

Boston, Massachusetts 02110

Attn: Donna H. Frankel, General Counsel, Hancock Natural Resource Group, Inc.

Facsimile No. (617) 210-8536

email: dfrankel@hnrg.com

Section 9.4 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware without reference to the choice of Law principles thereof.

Section 9.5 Dispute Resolution; Waiver of Jury Trial.

(a) Each of the Parties (i) consents to submit itself to the exclusive personal jurisdiction and venue of any U.S. federal court located in the State of Delaware or any Delaware state court with respect to any suit relating to or arising out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that it will not attempt to defeat or deny such personal jurisdiction or venue by motion or otherwise, (iii) agrees that it will not bring any such suit in any court other than a U.S. federal or state court sitting in the State of Delaware, (iv) irrevocably agrees that any such suit (whether at law, in equity, in contract, in tort or otherwise) shall be heard and determined exclusively in such U.S. federal or state court sitting in the State of Delaware, (v) agrees to service of process in any such action in any manner prescribed by the Laws of the State of Delaware, and (vi) agrees that service of process upon such Party in any action or proceeding shall be effective if notice is given in accordance with Section 9.3.

(b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY SUCH CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT

CONTRIBUTION AGREEMENT

SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUCH LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

Section 9.6 Disclosure Schedules. The inclusion of any information (including dollar amounts) in any of the Schedules delivered by Transferor pursuant to this Agreement (collectively, the “Disclosure Schedules”) shall not be deemed to be an admission or acknowledgment by any Party that such information is required to be listed on such section of the relevant Disclosure Schedules or is material to or within or outside the ordinary course of business of such Party. The information contained in this Agreement, the Exhibits hereto and the Disclosure Schedules is disclosed solely for purposes of this Agreement, and no information contained herein or therein shall be deemed to be an admission by any Party hereto to any third party of any matter whatsoever (including any violation of any Law or breach of contract). The listing (or inclusion of a copy) of a document or other item under one Disclosure Schedule to a representation or warranty made herein shall be deemed adequate to disclose an exception to a separate representation or warranty made herein if it is reasonably clear that such document or other item applies to such other representation or warranty made herein. For the avoidance of doubt, all information contained in the Disclosure Schedules is subject to Section 3.11 and Section 4.6. Unless the context otherwise requires, all capitalized terms used in the Disclosure Schedules shall have the respective meanings assigned in this Agreement.

Section 9.7 Severability. In the event any of the provisions hereof are held to be invalid or unenforceable under applicable Laws, the remaining provisions hereof will not be affected thereby. In such event, the Parties hereto agree and consent that such provisions and this Agreement will be modified and reformed so as to effect the original intent of the Parties as closely as possible with respect to those provisions which were held to be invalid or unenforceable.

Section 9.8 Transaction Costs and Expenses. Except as otherwise specified in this Agreement, the Parties will bear all of their own costs, fees, and expenses, if any, incurred by or on their behalf in connection with the transactions contemplated by this Agreement.

Section 9.9 Rights of Third Parties. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the Parties, any right or remedies under or by reason of this Agreement; provided, however, that Enviva Member and Hancock Member are each express, intended third party beneficiaries of this Agreement for purposes of Section 6.1 and Section 9.2; provided further that Hancock Member is an express, intended third party beneficiary of this Agreement for purposes of Section 5.1, Section 7.3(a), and Section 8.1.

Section 9.10 Counterparts. This Agreement may be executed by facsimile or electronic mail exchange of .pdf signature pages and in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each Party hereto and delivered (including by facsimile or electronic mail exchange of .pdf signature pages) to the other Parties hereto.

CONTRIBUTION AGREEMENT

Section 9.11 Specific Performance. The Parties agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur and money damages may not be a sufficient remedy. In addition to any other remedy at law or in equity, each of Transferor and Transferee shall be entitled to specific performance by the other Party of its obligations under this Agreement and immediate injunctive relief, without the necessity of proving the inadequacy of money damages as a remedy.

Section 9.12 Further Assurances. The Parties agree that, from time to time, each of them will execute and deliver, or cause to be executed and delivered, such further agreements and instruments and take such other action as may be necessary to effectuate the provisions, purposes, and intents of this Agreement.

[The remainder of this page has been left blank intentionally.

The signature page follows.]

CONTRIBUTION AGREEMENT

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first written above.

TRANSFEROR:

ENVIVA, LP

By:	Enviva GP, LLC, as its sole general partner

By:	/s/ Stephen F. Reeves
Name:	Stephen F. Reeves
Title:	Executive Vice President and Chief Financial Officer

TRANSFEREE:

ENVIVA WILMINGTON HOLDINGS, LLC

By:	Enviva Development Holdings, LLC, as its Managing Member

By:	/s/ William H. Schmidt, Jr.
Name:	William H. Schmidt, Jr.
Title:	Executive Vice President, General Counsel and Secretary

CONTRIBUTION AGREEMENT

SIGNATURE PAGE

HANCOCK MEMBER:

JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.)
JOHN HANCOCK LIFE INSURANCE COMPANY OF NEW YORK

By:	Hancock Natural Resource Group, Inc., as their authorized representative

By:	/s/ Glenn M. Smith
Name:	Glenn M. Smith
Title:	Senior Vice President

CONTRIBUTION AGREEMENT

SIGNATURE PAGE

EXHIBIT A

DEFINITIONS

“Affiliate” means with respect to an entity, any other entity controlling, controlled by or under common control with such entity. As used in this definition, the term “control,” including the correlative terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the Preamble.

“Assets” of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible and wherever situated), including the related goodwill, which assets and properties are operated, owned or leased by such Person.

“Business” means the ownership and operation of the Southampton Plant as currently conducted, including the generation and sale of industrial wood pellets by Southampton at or from the Southampton Plant as currently conducted, and the conduct of other activities by Southampton incidental to the foregoing all as currently conducted.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banks in New York City are authorized or required by Law to be closed.

“Chesapeake Terminal Services Agreement” means a terminal services agreement between Transferee and Enviva Port of Chesapeake, LLC in substantially the form attached as Exhibit E.

“Closing” has the meaning set forth in Section 2.2.

“Closing Date” has the meaning set forth in Section 2.2.

“Code” means the Internal Revenue Code of 1986, as amended, or any amending or superseding tax Laws of the United States of America.

“Contract” means any agreement, purchase order, commitment, evidence of Indebtedness, mortgage, indenture, security agreement or other contract, entered into by a Person or by which a Person or any of its Assets are bound.

“Contributed Interests” has the meaning set forth in the Recitals.

“Contribution Documents” means this Agreement, the Southampton Confirmation, the Chesapeake Terminal Services Agreement, the Interest Conveyance, and each of the other documents and instruments to be delivered hereunder.

CONTRIBUTION AGREEMENT

EXHIBIT A

“Credit Facilities” means the credit facilities extended to Transferor pursuant to the Credit and Guaranty Agreement, dated November 9, 2012 (as amended, restated, supplemented, or otherwise modified from time to time), or any other credit facilities extended to Transferor or the MLP from time to time after the date hereof.

“Damages” means any and all debts, losses, liabilities, duties, claims, damages, obligations, payments (including those arising out of any demand, assessment, settlement, judgment, or compromise relating to any actual or threatened Legal Proceeding), costs, and reasonable expenses, including any reasonable attorneys’ fees and any and all reasonable expenses whatsoever and howsoever incurred in investigating, preparing, or defending any Legal Proceeding, in all cases, whether matured or unmatured, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, known or unknown.

“Disclosure Schedules” has the meaning set forth in Section 9.6.

“Dispute” shall mean any claim, counterclaim, demand, cause of action, dispute, disagreement or any other controversy arising out of or relating in any way to this Agreement (including the breach hereof), the subject matter of this Agreement, or the transactions contemplated pursuant to this Agreement.

“Enviva Member” has the meaning set forth in the LLC Agreement.

“Excluded Liabilities” means (a) all Excluded Tax Liabilities, (b) all indebtedness for borrowed money and material obligations evidenced by notes, bonds, debentures or similar instruments of and guaranties of the same attributable to Southampton existing as of Closing, and (c) all other liabilities and obligations with respect to Southampton or the Southampton Plant including to the extent accruing, arising, or occurring prior to the Closing and attributable to the period prior to the Closing; provided, however, that the Excluded Liabilities shall not include: (i) any Indebtedness of Southampton other than as set forth in the foregoing clause (b), (ii) any accounts payable of Southampton, (iii) any liabilities or obligations under the Southampton Note, or (iv) any other liabilities of Southampton set forth in the management reports referred to in Section 3.7.

“Excluded Tax Liabilities” means all liabilities and obligations with respect to (i) any Taxes of Southampton to the extent such Taxes are attributable to any Pre-Closing Tax Period, (ii) any Taxes attributable to Southampton’s operations or Assets to the extent such taxes are attributable to any Pre-Closing Tax Period, and (iii) any Taxes of Enviva Holdings, LP, and any of their Affiliates.

“Execution Date” has the meaning set forth in the Preamble.

“FIRPTA Certificate” has the meaning set forth in Section 6.1(g).

“Fundamental Representations” has the meaning set forth in Section 7.1(b).

CONTRIBUTION AGREEMENT

EXHIBIT A

“GAAP” shall mean generally accepted accounting principles in the United States as promulgated by the Financial Accounting Standards Board, or its predecessors or successors, as of the date of the statement or item to which such term refers.

“Governmental Authorization” means any franchise, permit, license, authorization, order, certificate, registration, plan, exemption, variance, decree, agreement, right or other consent or approval granted by, or subject to approval by, any Governmental Entity.

“Governmental Entity” means any court, governmental department, commission, council, board, agency, bureau or other instrumentality of the United States of America, any foreign jurisdiction, or any state, provincial, county, municipality or local governmental unit thereof, including any Taxing Authority.

“Hancock Member” has the meaning set forth in the LLC Agreement.

“Indebtedness” means all material obligations of a Person (a) for borrowed money, (b) evidenced by notes, bonds, debentures or similar instruments, (c) for the deferred purchase price of goods or services (other than any deferral under a Contract on not more than net 30 day terms and that is not past due), (d) under capital leases, (e) secured by a Lien on the Assets of such Person, whether or not such obligation has been assumed by such Person, (f) with respect to reimbursement obligations for letters of credit and other similar instruments (whether or not drawn), (g) in the nature of guaranties of the obligations described in clauses (a) through (f) above of any other Person or as to which such Person has an obligation substantially the economic equivalent of a guaranty, (h) in respect of any other amount properly characterized as indebtedness in accordance with GAAP, or (i) for accrued interest, prepayment premiums, penalties, expenses or other amounts relating to any of the foregoing.

“Interest Conveyance” has the meaning set forth in Section 2.3(a)(ii).

“Knowledge” means (a) with respect to Transferee, the actual knowledge of Glenn M. Smith or Kyle L. Roblee and (b) with respect to Transferor, the actual knowledge of Chris Tynan, John Keppler, or Stephen Reeves.

“Laws” means all applicable laws, statutes, rules, regulations, codes, ordinances, variances, judgments, injunctions, orders and licenses of a Governmental Entity having jurisdiction over the Assets of any Person and the operations thereof.

“Legal Proceeding” means any judicial, administrative or arbitral action, suit, hearing, inquiry, investigation or other proceeding (public or private) before any Governmental Entity.

“Lien” means any lien, mortgage, pledge, preferential purchase right, option, security interest or encumbrance of any nature whatsoever.

“LLC Agreement” has the meaning set forth in the Preamble.

CONTRIBUTION AGREEMENT

EXHIBIT A

“Management Services Agreement” means the Management Services Agreement dated as of the Execution Date by and between Enviva Management Company, LLC and Transferee, as amended from time to time.

“Material Adverse Effect” means a change, effect, event, or occurrence that has a material adverse effect on the Business, properties, financial condition, or results of operations of the Southampton Plant (and calculated net of insurance proceeds), or prevents or materially delays the ability of Transferor to consummate the transactions contemplated by this Agreement; provided, however, that in no event shall any change, effect, event, or occurrence that arises out of or relates to any of the following be deemed to constitute, or be taken into account in determining whether there has been, a Material Adverse Effect: (i) compliance with the terms of, or the taking of any action required by, this Agreement or actions or omissions of Transferor that Transferee has requested or to which Transferee has expressly consented, or the pendency or announcement of the transactions contemplated by this Agreement, (ii) changes or conditions affecting the wood pellet industry (including but not limited to feedstock pricing, marketing, transportation, terminaling and trading costs and margins) generally or regionally, to the extent not having a disproportionate adverse effect on Southampton or the Southampton Plant as compared to similarly situated businesses, (iii) changes in general economic, capital markets, regulatory or political conditions in the United States or elsewhere (including interest rate fluctuations), (iv) changes in Law, GAAP, regulatory accounting requirements, or interpretations thereof, to the extent not having a disproportionate adverse effect on Southampton or the Southampton Plant as compared to similarly situated businesses, (v) fluctuations in currency exchange rates, (vi) acts of war, insurrection, sabotage or terrorism, or (vii) Southampton’s failure to meet any budgets, projections, forecasts or predictions of financial performance or estimates of revenue, earnings, cash flow or cash position.

“MLP” has the meaning set forth in the LLC Agreement.

“Organizational Documents” means, with respect to any Person, the certificate of incorporation, articles of incorporation or association, certificate of formation, by-laws, limited liability company agreement, operating agreement, limited partnership agreement or other governing documents and agreements that establish the legal personality of such Person, in each case as amended to date.

“Party” has the meaning set forth in the Preamble.

“Permitted Liens” means (i) statutory Liens for current Taxes or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings by Transferor or Southampton, (ii) mechanic’s, carriers’, workers’, repairers’ and similar statutory Liens arising or incurred in the ordinary course of business for amounts which are not delinquent and which are not, individually or in the aggregate, significant, (iii) zoning, entitlement, building and other land use regulations imposed by Governmental Entities having jurisdiction over Southampton’s real property and not violated by the current use and operation of Southampton’s real property, (iv) covenants, conditions, restrictions, easements and other similar matters of record affecting title to Southampton’s real

CONTRIBUTION AGREEMENT

EXHIBIT A

property that do not materially impair the occupancy or use of Southampton’s real property for the purposes for which it is currently used or proposed to be used in connection with Transferee’s or Southampton’s businesses, (v) public roads and highways, (vi) matters that would be disclosed by an inspection or accurate survey of each parcel of real property, (vii) Liens arising under worker’s compensation, unemployment insurance, social security, retirement and similar legislation, (viii) purchase money liens and liens securing rental payments under capital lease arrangements, (ix) other Liens arising in the ordinary course of business and not incurred in connection with the borrowing of money, (x) Liens contained in the Organizational Documents of Southampton, and (xi) Liens on real property of Southampton securing its obligations under the Southampton Note.

“Permitted Sale” has the meaning set forth in the LLC Agreement.

“Person” means any individual or entity, including any corporation, limited liability company, partnership (general or limited), joint venture, association, joint stock company, trust, incorporated organization or Governmental Entity.

“Pre-Closing Tax Period” means all taxable periods ending on or prior to the Closing Date and the portion of any Straddle Period through the end of the Closing Date.

“Representatives” means, as to any Person, its Affiliates and its and their respective officers, directors, managers, employees, partners, members, stockholders, controlling persons, counsel, agents, accountants, advisers, engineers, and consultants.

“Responsible Officer” means, with respect to any Person, any vice-president or more senior officer of such Person.

“Southampton” has the meaning set forth in the Recitals.

“Southampton Confirmation” means the Biomass Fuel Supply Confirmation under the Enviva Biomass Purchase Agreement (as defined in the LLC Agreement) between Transferee and Transferor (or one of its Affiliates) with respect to the production from the Southampton Plant in substantially the form attached as Exhibit D.

“Southampton Note” means the Promissory Note dated June 8, 2012 made by Southampton in favor of Southampton County, Virginia, acting by and through the Development Authority of Southampton County, a political subdivision of the Commonwealth of Virginia, as amended, restated, supplemented, or otherwise modified from time to time.

“Southampton Plant” has the meaning set forth in the Recitals.

“Straddle Period” has the meaning set forth in Section 5.3(c).

“Tax” or “Taxes” means (i) any taxes and similar assessments imposed by any Taxing Authority, including income, profits, gross receipts, net proceeds, alternative or add-on minimum, ad valorem, value added, sales, use, real property, personal property (tangible and

CONTRIBUTION AGREEMENT

EXHIBIT A

intangible), environmental, stamp, leasing, lease, user, excise, duty, franchise, capital stock, transfer, registration, withholding, social security (or similar), unemployment, disability, payroll, employment, fuel, excess profits, occupational, premium, windfall profit, severance, actual or estimated, or other similar charge, including any interest, penalty, or addition thereto, whether disputed or not and (ii) all liability for the payment of any amounts of the type described in clause (i) as the result of being (or ceasing to be) a member of an affiliated, consolidated, combined or unitary group (or being included (or required to be included) in any Tax Return related thereto).

“Tax Contest” has the meaning set forth in Section 5.3(e).

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Taxing Authority” means, with respect to any Tax, the Governmental Entity or political subdivision thereof that imposes such Tax, and the agency (if any) charged with the collection of such Tax for such entity or subdivision, including any governmental or quasi-governmental entity or agency that imposes, or is charged with collecting, social security or similar charges or premiums.

“Transfer” has the meaning set forth in the LLC Agreement.

“Transferee” has the meaning set forth in the Preamble.

“Transferor” has the meaning set forth in the Preamble.

“Transferor Approvals and Consents” has the meaning set forth in Section 3.4.

“Transfer Tax” means all sales, use, goods, services, transfer, stamp, recording, and similar Taxes and fees incurred by or on behalf of a Party, Enviva Member, or Southampton as a result of the transactions contemplated by this Agreement, as imposed by applicable Law.

CONTRIBUTION AGREEMENT

EXHIBIT A